SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

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RICHARDSON ELECTRONICS, LTD.

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 17, 2006

To the Stockholders of Richardson Electronics, Ltd.

The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 17, 2006 at 3:15 P.M. Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1.	To elect nine directors;

2.	To ratify our selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007; and

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 21, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371 or go to the Company’s website at www.rell.com/pdfs/map_directions.pdf.

By order of the Board of Directors

EDWARD J. RICHARDSON
Chairman of the Board, Chief Executive Officer and President

LaFox, Illinois

September 15, 2006

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

The enclosed proxy is solicited by Richardson Electronics, Ltd. (the “Company”) whose principal executive offices are located at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, for use at the Annual Meeting of Stockholders of the Company, to be held Tuesday, October 17, 2006 at 3:15 P.M. Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, or at any adjournments thereof. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s Directors, officers and regular employees by personal interview or telephone, telegram or similar means, and the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise by written notice to the Secretary of the Company, by executing a subsequent proxy or by attending the meeting and electing to vote in person. This Proxy Statement and accompanying proxy were first sent or given to stockholders on or about September 15, 2006.

Only stockholders of the Company of record at the close of business on August 21, 2006 are entitled to vote at the meeting or any adjournment thereof. As of that date, there were outstanding 14,403,442 shares of Common Stock, par value $.05 per share, and 3,092,985 shares of Class B Common Stock, par value $.05 per share. Holders of Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share on all matters voted upon at the meeting. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in this Proxy Statement. Outstanding shares of the Company, represented in person or by proxy, having a majority of the voting power shall constitute a quorum at the meeting. An affirmative vote of a plurality of the voting power of the shares represented at the meeting is required to elect Directors and the nine nominees who receive the most votes will be elected. An affirmative vote of a majority of the voting power of the shares represented at the meeting is required to ratify our selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007. Unless authority to vote for the election of Directors (or for any nominee) is withheld, proxies will be voted for the Directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for the ratification of the engagement of Ernst & Young LLP for fiscal 2007. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the meeting. However, if any such matters properly come before the meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum and a vote against the proposals. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If brokers do not receive instruction to vote on discretionary matters, they will not vote on such matters with respect to such shares. These “broker non-votes” will be counted as present for quorum purposes but not entitled to vote on the matter in question, thus effectively reducing the number of votes needed to approve the matter.

ELECTION OF DIRECTORS

A Board of nine Directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as Directors of the persons named below under “Information Relating to Directors, Nominees and Executive Officers” as nominees for election as Directors unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of Director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons, as they shall determine.

Information Relating to Directors, Nominees and Executive Officers

Directors

Set forth below are the names, positions with the Company and brief accounts of the business experience for each of the Company’s Directors as of August 21, 2006.

Arnold R. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company.

Jacques Bouyer served as Chairman of the Board of Philips Components of Paris, France, which is engaged in the manufacture and sale of electronic components and is a subsidiary of N.V. Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary Chairman of the Board and a Director until December 31, 1995. Mr. Bouyer also was Vice Chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He has been a self-employed consultant in business strategies and management for JBC Consult-Paris from January 1990 until December 2002. He is Chairman and has been a board member of Bethe1-Paris, a small internet start-up company, from July 2002.

Scott Hodes is a partner at the law firm of Bryan Cave LLP, which firm provides legal services to the Company. From 1992 through January 2004, Mr. Hodes was a partner with the law firm of McGuire Woods Ross & Hardies and its predecessor Ross & Hardies.

Bruce W. Johnson was President Emeritus from February 2006 to June 2006 and has been a Director since November 1996. From November 1996 until February 2006, Mr. Johnson was President and Chief Operating Officer. Prior thereto, from January 1992 until January 1996, he was President of Premier Industrial Corporation, a New York Stock Exchange listed company which was acquired by Farnell Ltd. in April 1996. He was Executive Vice President of Premier from February 1987 until January 1992. Premier is a full service business to business supplier of electronic components for industrial and consumer products, essential maintenance and repair products for industrial, commercial and institutional applications, and manufactures high-performance fire-fighting equipment.

Ad Ketelaars has been Chief Executive Officer of NEC Philips Unified Solutions (formerly Philips Business Communications) since March 2003. He was Vice President and Managing Director of Richardson Electronics Europe from 1993 until 1996. He has held several general management positions with companies such as Philips (Electronic Components), ITT (Cable TV), EnerTel (Telecom Operator), and Comsys (Voice Response Systems).

John R. Peterson is a Managing Director, the Head of Investment Banking and a member of the Board of Directors of Cleary Gull Inc., an investment banking and investment consulting firm he joined in March of 2002. Previously he was a Managing Director of Tucker Anthony Inc., and the Co-Head of its Tucker Anthony Sutro Capital Markets (“TASCM”) division, which provided investment banking services to the Company, and a member of its Operating Committee until November 2001. For a brief time in 2001 and 2002, he was a Managing

Director of Riverview Financial Group, LLC, until it was acquired by Cleary Gull Inc. He is a member of the Board of Directors of Krueger International, Inc., a privately held contract furniture manufacturer and Medem, Inc., a privately held healthcare information technology company.

Harold L. Purkey was President of Forum Capital Markets from May 1997 and Senior Managing Director of such company from May 1994, until it was acquired in 2000. Mr. Purkey was the Managing Director of First Union Securities, the successor to Forum Capital Markets, until his retirement on October 1, 2001. From July 1990 until February 1994, he was employed by Smith Barney Shearson, holding the position of Senior Managing Director and Manager of the Convertible Bond Department. He is a Director of Reptron Electronics, Inc. and a member of its Audit Committee.

Edward J. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, Chief Executive Officer and President of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board, Chief Executive Officer and, since April 2006, President and Chief Operating Officer.

Samuel Rubinovitz was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also a Director of LTX Corporation and a member of its Audit Committee; and a Director of Kronos, Inc. and a member of its Compensation Committee.

Management and Stock Ownership

The following table sets forth the name, principal occupation or position and offices with the Company and age of each of the Directors (and each Director’s length of service), nominees for Director and executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each Director and nominee and each executive officer named in the “Summary Compensation Table” below and of all executive officers and Directors as a group. Because Class B Common Stock is convertible into Common Stock, the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

Name, Principal Occupation or Company Position			Common Stock and Class B Common Stock Beneficially Owned As of August 21, 2006
	Age	Director Since	Number of Shares of Common(1)(2)		Percent of Class	Number of Shares of Class B Common(3)		Percent of Class	Percent of Total Voting if Class voting not applicable(3)
Directors and Nominees for Election as Director

Edward J. Richardson (4)(8) Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company	64	1965	3,104,955	(9)	17.76%	3,077,915		99.51%	67.95%

Arnold R. Allen (8) Management Consultant	74	1986	25,000	(10)	*	11,782	(11)	*	*

Jacques Bouyer (5)(6)(8) Retired Chief Executive Officer and Chairman of the Board of Philips Components—France	78	1990	58,250	(12)	*	0		*	*

Name, Principal Occupation or Company Position			Common Stock and Class B Common Stock Beneficially Owned As of August 21, 2006
	Age	Director Since	Number of Shares of Common(1)(2)		Percent Of Class	Number of Shares of Class B Common(3)	Percent Of Class	Percent of Total Voting if Class voting not applicable(3)
Scott Hodes (5)(8) Partner, Bryan Cave LLP, Attorneys at Law	69	1983	83,424	(13)	*	3,712	*	*

Bruce W. Johnson (4)(8) Employee and former President and Chief Operating Officer of the Company	65	1996	181,267	(14)	1.24%	0	*	*

Ad Ketelaars (8) Chief Executive Officer, NEC Philips Unified Solutions	49	1996	0		*	0	*	*

John R. Peterson (7)(8) Managing Director, Cleary Gull Inc.	49	1999	35,000	(15)	*	0	*	*

Harold L. Purkey (7)(8) Retired Managing Director First Union Securities, Inc.	62	1994	57,000	(16)	*	0	*	*

Samuel Rubinovitz (4)(5)(6)(7)(8) Lead Director, Management Consultant, Director, LTX Corporation and Director, Kronos Corporation	76	1984	55,431	(17)	*	825	*	*

Non-Director Executive Officers of the Company

David J. DeNeve (18) Senior Vice President, Chief Financial Officer and Treasurer	38	N.A.	6,000	(19)	*	0	*	*

Wendy Diddell (20) Executive Vice President and General Manager, Security Systems Division	41	N.A.	14,338	(21)	*	0	*	*

Joseph C. Grill (22) Senior Vice President, Human Resources	62	N.A.	31,151	(23)	*	0	*	*

Gregory J. Peloquin (24) Executive Vice President and General Manager, RF, Wireless & Power Division	42	N.A.	52,677	(25)	*	0	*	*

Robert Prince (26) Executive Vice President, Worldwide Sales Electron Device Group	44	N.A.	115,658	(27)	*	0	*	*

Larry Blaney (28) Executive Vice President and General Manager, Display Systems Group	48	N.A.

Pierluigi Calderone (29) Vice President and Director, European Operations	48	N.A.

David J. Gilmartin (30) Vice President, General Counsel and Secretary	44	N.A.

Name, Principal Occupation or Company Position			Common Stock and Class B Common Stock Beneficially Owned As of August 21, 2006
	Age	Director Since	Number of Shares of Common(1)(2)		Percent Of Class	Number of Shares of Class B Common(3)		Percent Of Class	Percent of Total Voting if Class voting not applicable(3)
Murray J. Kennedy (31) Executive Vice President and General Manager, Electron Device Group	45	N.A.

Brad R. Knechtel (32) Vice President, Supply Chain Management	45	N.A.

Kathleen M. McNally (33) Senior Vice President, Marketing Operations and Customer Support	47	N.A.

Officers and Directors as a Group (20 persons)			3,973,816	(34)	23.80%	3,082,452	(11)	99.66%	70.00%

(*)	Less than 1%.
(1)	Includes the number of shares listed under the column “Number of Shares of Class B Common.”
(2)	Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustee of the Company’s Employees Stock Ownership Plan (“ESOP”) with respect to shares identified as allocated to the individual’s ESOP account.
(3)	Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.
(4)	Member of Executive Committee.
(5)	Member of Compensation Committee.
(6)	Member of Stock Option Committee.
(7)	Member of Audit Committee.
(8)	Member of Strategic Planning Committee.
(9)	Includes 3,077,915 shares of Common Stock which would be issued upon conversion of Mr. Richardson’s Class B Common Stock, and 27,040 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP. Does not include 20,035 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson’s sons, Alexander and Nicholas, and 7,897 shares of Common Stock held by Mr. Richardson’s wife, as to which Mr. Richardson disclaims beneficial ownership.
(10)	Includes 11,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days and an additional 11,782 shares of Common Stock which would be issued upon conversion of 11,782 shares of Class B Common Stock as to which he also holds stock options exercisable within 60 days.
(11)	Includes 11,782 shares of Class B Common Stock as to which Mr. Allen holds stock options exercisable within 60 days.
(12)	Includes 50,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.
(13)	Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes’ Class B Common Stock. Also includes 45,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.
(14)	Includes 177,500 shares of Common Stock for which Mr. Johnson holds stock options exercisable within 60 days. Also includes 1,767 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.
(15)	Includes 30,000 shares of Common Stock as to which Mr. Peterson holds stock options exercisable within 60 days.

(16)	Includes 30,000 shares of Common Stock as to which Mr. Purkey holds stock options exercisable within 60 days.
(17)	Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz’ Class B Common Stock. Also includes 50,000 shares of Common Stock as to which Mr. Rubinovitz holds stock options exercisable within 60 days.
(18)	Mr. DeNeve has been Senior Vice President and Chief Financial Officer since joining the Company in June 2005. On April 4, 2006, he also assumed the position of Treasurer. From March 2004 until joining the Company, Mr. DeNeve was on a leave for personal reasons. Prior to that, Mr. DeNeve was employed by Material Sciences Corporation, a leading provider of material-based solutions for electronic, acoustical/thermal, and coated metal applications, as Vice President and Controller from April 2003 to March 2004; Vice President, Finance—Engineered Materials and Solutions Group from November 2001 to April 2003; Vice President and Controller from March 2001 to November 2001; and Controller from October 1996 to February 2001.
(19)	Includes 6,000 shares of Common Stock as to which Mr. DeNeve holds stock options exercisable within 60 days.
(20)	Ms. Diddell has been Executive Vice President and General Manager of the Security Systems Division since February 2006. Prior to that, Ms. Diddell had been Vice President and General Manager of the Security Systems Division since June 2004. Prior to that, Ms. Diddell was employed as a Management Consultant for the Security Systems Division since July 2003. Prior thereto, Ms. Diddell was employed as the Senior Vice President of Sales and Marketing for Ultrak, Inc. since 1997, a global manufacturer of closed circuit television and access control systems for the commercial and government markets.
(21)	Includes 11,361 shares of Common Stock as to which Ms. Diddell holds stock options exercisable within 60 days.
(22)	Mr. Grill has served as an officer of the Company since 1987 and became an executive officer in the position of Vice President—Corporate Administration in 1992. In 1994, his title was changed to Vice President, Human Resources, and in 1999 he was made Senior Vice President, Human Resources.
(23)	Includes 29,660 shares of Common Stock as to which Mr. Grill holds stock options exercisable within 60 days. Also includes 753 shares of Common Stock allocated to the account of Mr. Grill under the ESOP.
(24)	Mr. Peloquin has been Executive Vice President and General Manager of the RF, Wireless & Power Division since January 2002. Prior to that, he was Vice President of the RF & Wireless Communications Group beginning in November 1999 when he rejoined the Company. He first joined the Company in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined the Company in 1999.
(25)	Includes 50,157 shares of Common Stock as to which Mr. Peloquin holds stock options exercisable within 60 days. Also includes 1,028 shares of Common Stock allocated to the account of Mr. Peloquin under the ESOP.
(26)	Mr. Prince has been Executive Vice President of Worldwide Sales Electron Device Group since January 2006. Prior to that, Mr. Prince had been Executive Vice President of Worldwide Sales since February 1998 and was Vice President of Worldwide Sales from November 1996 until February 1998. He was Vice President of Sales from November 1991 until November 1996 and held several other positions since joining the Company in November 1978.
(27)	Includes 92,350 shares of Common Stock as to which Mr. Prince holds stock options exercisable within 60 days. Also includes 7,642 shares of Common Stock allocated to the account of Mr. Prince under the ESOP.
(28)	Mr. Blaney has been Executive Vice President and General Manager of the Display Systems Group since February 2006. Prior to that, Mr. Blaney was Vice President and General Manager of the Display Systems Group since February 2005. Prior thereto, Mr. Blaney was Vice President of DSG Engineered Solutions since 2004 and Vice President of Sales and Marketing for DSG since joining the company in 1998 through the acquisition of his company, Eternal Graphics.
(29)	Mr. Calderone has been Vice President and Director of European Operations since March 1998. He joined the Company in July 1990 as District Sales Manager for Italy and served as Regional Sales Manager for Italy from February 1991 until March 1998.

(30)	Mr. Gilmartin has been General Counsel, Vice President and Secretary since January 2006. Prior to that, Mr. Gilmartin had been Assistant General Counsel, Vice President and Assistant Secretary since July 2004. Prior to that, Mr. Gilmartin served as Vice President of Legal for SBI Group Inc. (“SBI”) from December 2002 to July 2004 and Deputy General Counsel to Lante Corporation from January 2002 until it was acquired by SBI in September 2002. Prior to that, Mr. Gilmartin served as Corporate Counsel to Alliant Foodservice, Inc. from May 1999 to January 2002 and as Director and Senior Counsel to CNA from June 1995 to May 1999. Prior to that, Mr. Gilmartin served in private law firm practice as an associate with Gardner, Carton & Douglas LLP and Lord, Bissell & Brook, LLP since becoming a member of the Illinois Bar in 1988.
(31)	Mr. Kennedy has been Executive Vice President and General Manager of the Electron Device Group since January 2002. Prior to that, he was Vice President and General Manager of the Industrial Power Group since September 1999. He has held various industrial product management positions since joining the Company in March 1994. Prior thereto, he held positions with Litton Electron Devices Group and ITT Electron Devices Division.
(32)	Mr. Knechtel has been Vice President of Supply Chain Management since July 2006. Prior to that, Mr. Knechtel was the Director of Supply Chain with Knowles Electronics since 2003 and before that Director of Eurasia Supply Chain for 3Com Corporation since 1995. In addition, he held various strategic planning, sourcing and purchasing, contract negotiation and management, and logistics positions with the United States Army.
(33)	Ms. McNally has been Senior Vice President of Marketing Operations and Customer Support since July 2000. She served as Marketing Services Manager from 1986 until 1989 and as Vice President and Corporate Officer of Marketing Operations from 1989 until 2000. She has held various positions within the marketing department since joining the Company in 1979.
(34)	Does not include 20,035 shares of Common Stock held by certain members of such group as custodians under Uniform Gift to Minors Acts or 7,897 shares of Common Stock held by spouses of member of group. Includes 3,082,452 shares of Common Stock which would be issuable on conversion of Class B Common Stock, 745,858 shares of Common Stock issuable upon options exercisable within 60 days, 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days. Includes 49,227 shares of Common Stock held in trust for the benefit of the Company’s profit sharing trust and ESOP allocated to the accounts of all executive officers and Directors as a group; such shares are ratably forfeitable in the event the officer leaves the employ of the Company prior to completing six years of service.

Executive officers are elected annually at the time of the annual stockholders meeting and serve for a term until their respective resignation, death or removal.

In 1989, the Company adopted a Code of Conduct applicable to its principal executive officer, principal financial officer and principal accounting officer as well as all other employees. A copy of the Code of Conduct is available on the Company’s Website at www.rell.com under “Investor Relations” and may be obtained without charge from the Company’s Legal Department, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. To the extent required by law or the rules of The NASDAQ Global Market, any amendments to or waivers of, any provision of the Code of Conduct will be promptly disclosed publicly.

Board and Committee Meetings

During the last fiscal year, the Company’s Board of Directors held nine meetings. Each Director attended at least 75% of the aggregate number of such meetings and meetings of the Committees on which he served. Although the Company has no formal policy about Director’s attendance at the Annual Meeting of Stockholders, it is encouraged. Last year, three Directors attended the Annual Meeting of Stockholders.

In fiscal year 2006, the Board of Directors had five standing committees: the Executive Committee, Audit Committee, Compensation Committee, Stock Option Committee and Strategic Planning Committee.

The Executive Committee did not meet during the last fiscal year, and acted on seven occasions by unanimous written consent. The members of the Executive Committee are Messrs. Richardson (Chairman), Johnson, and Rubinovitz. This Committee, during the interval between meetings of the Board of Directors, may exercise all authority of the Board in the management of the Company, except as otherwise provided in our By-laws or by applicable law.

The Audit Committee held eleven meetings and acted on one occasion by unanimous written consent in the last fiscal year. It meets for the purpose of engaging and discharging the independent auditors (or recommending such actions), directing and supervising special investigations, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company’s procedures for internal auditing, approving each professional service provided by the independent auditors prior to the performance of such services, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees for the independent auditors and reviewing the adequacy of the issuer’s system of internal accounting controls and such other matters relating to the Company’s financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board may assign to it. The Board of Directors has determined that the composition and functioning of the Committee complies with the requirements of the Securities and Exchange Commission (“SEC”) and The National Association of Securities Dealers (“NASD”) listing standards, including that each of its members is independent as that term is defined in NASD Rules, and one of its members, John R. Peterson, qualifies as an “Audit Committee Financial Expert”, as that term is defined in Item 401(h)(2) of Regulation S-K, who is also independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and NASD listing standards. The members of the Audit Committee are Mr. Peterson (Chairman), Mr. Purkey and Mr. Rubinovitz. The Audit Committee has adopted a written charter approved by the Board. The charter was included as Exhibit A to the proxy statement for the Annual Meeting of Stockholders held October 12, 2004.

The Board of Directors’ Compensation Committee held six meetings in the last fiscal year. The members of the Compensation Committee are Messrs. Bouyer, Hodes and Rubinovitz (Chairman). It is responsible for reviewing and establishing the compensation policy and guidelines for, and the compensation of, executive officers. The composition and functioning of this committee complies with the applicable NASD and SEC requirements.

The Stock Option Committee held three meetings and acted three times by consent without meeting in the last fiscal year. The Committee’s members are Messrs. Bouyer and Rubinovitz (Chairman). It administers the Company’s Incentive Stock Option Plan, Incentive Compensation Plan, 1994 Incentive Compensation Plan, 1996 Incentive Compensation Plan, 1996 Stock Purchase Plan, 1998 Incentive Compensation Plan, 1999 Stock Purchase Plan and the 2001 Incentive Compensation Plan including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

The Strategic Planning Committee, which includes all Directors, met one time in the last fiscal year. The Committee is responsible for developing and reviewing long-term strategic plans for the Company and is chaired by Mr. Bouyer.

The Company has no standing Nominating Committee or committee performing a similar function. Based on its status as a Controlled Company under NASD Rules, as a result of Mr. Richardson’s stock ownership, the Company is not required to establish a standing Nominating Committee. It is the Company’s practice for each of the Directors to participate in the nominating process. The Company’s process includes submission of candidates to the Directors for consideration. After due consideration, the Directors select the nominees. Stockholders may submit names of candidates for consideration to the Board of Directors; provided that, such submissions must be received by the Board no later than July 1st immediately preceding the Annual Meeting of Stockholders for their consideration. Stockholders may also nominate a candidate or candidates for election as a Director at the Annual Meeting of Stockholders at which Directors are elected.

Stockholders may communicate with the Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors-Legal Department, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

Directors Compensation

Non-Employee Directors (defined as any Director who is not an officer or employee of the Company or any of its subsidiaries or affiliates) receive a quarterly retainer of $3,000 and receive a fee of $500 for each Board or Committee meeting attended in person or by telephone (other than Audit Committee meetings, for which the fee is $1,000), plus travel expenses. The Chairman of the Audit Committee receives an additional quarterly retainer of $1,500.

In addition, upon election to the Board, each current Non-Employee Director (except Mr. Ketelaars and Mr. Allen, who were not eligible at the time each joined the Board) was granted an option to acquire 25,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of such grant. Further, pursuant to the Company’s 2006 Stock Option Plan for Non-Employee Directors (“2006 Directors’ Plan”), any new Non-Employee Director upon being elected or appointed shall be granted an option to acquire 25,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of such grant. These options are exercisable for a period of ten years and one month from the date of grant and vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on each anniversary of the grant date.

Since April 1996, each Non-Employee Director (except Mr. Ketelaars and Mr. Allen, who were not eligible until October 2005), has received an annual grant of an option to acquire an additional 5,000 shares of Common Stock starting on the fifth anniversary of being elected to the Board. These options are fully vested on the date of grant and are exercisable for a period of ten years and one month from the date of the grant at an exercise price equal to the fair market value of Common Stock on the date of such grant.

Upon the termination of a Director because of death, retirement, or removal from the Board within one year after a change of control, options granted to the Non-Employee Directors become fully exercisable with respect to all shares covered thereby and shall remain fully exercisable until the option expires by its terms.

Affiliations

There is no family relationship between any Director and any other Director or nominee for Director or executive officer of the Company. Directors who are directors of other public companies are: Mr. Rubinovitz, a Director of Kronos Inc. (NASDAQ: KRON) and a member of its Compensation Committee and a Director of LTX Corporation (NASDAQ: LTXX) and a member of its Audit Committee; and Mr. Purkey, a Director of Reptron Electronics, Inc. (NASDAQ: RPRN) and a member of its Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who may be deemed to own beneficially more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and Directors, the Company believes that during fiscal 2006, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis with the exception of one report covering one gift of stock transaction filed late by Bruce Johnson due to an administrative oversight by the Company.

PRINCIPAL STOCKHOLDERS

As of August 21, 2006, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Mr. Richardson whose ownership of Common Stock and Class B Common Stock is set forth previously in the table under the caption “Election of Directors—Information Relating to Directors, Nominees and Executive Officers”; and those entities identified and whose ownership of Company stock and/or Company notes that are convertible into Common Stock is set forth in the following table:

	Number of Shares of Common		Common Stock and Class B Common Stock Beneficially Owned As of August 21, 2006(2)
Name of Beneficial Owner			Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting If Class Voting Not Applicable(1)
DePrince, Race & Zollo, Inc.(3)	2,511,837	(3)	17.44%	0	0	5.54%
Royce & Associates, LLC(4)	1,819,878	(4)	12.64%	0	0	4.01%
Wells Fargo & Company(5)	1,443,901	(5)	10.02%	0	0	3.19%
T. Rowe Price Associates, Inc.(6)	1,291,166	(6)	8.63%	0	0	2.81%
Lee Munder Investments, Ltd.(7)	875,346	(7)	6.08%	0	0	1.93%
Whitebox Advisors, LLC(8)	775,945	(8)	5.11%	0	0	1.68%
Loomis Sayles & Company, L.P.(9)	761,834	(9)	5.02%	0	0	1.65%

(1)	Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.
(2)	Date of holdings information is as of this date unless noted otherwise in footnotes.
(3)	DePrince, Race & Zollo, Inc. (“DePrince”) is an investment advisor having sole power to vote and dispose of these shares. Information disclosed in this table was provided by DePrince as of August 10, 2006. The address for DePrince is 250 Park Avenue South, Suite 250, Winter Park, FL 32789.
(4)	Royce & Associates, LLC (“Royce”), a direct wholly-owned subsidiary of Legg Mason, Inc., is an investment advisor having sole power to vote and dispose of these shares. Information disclosed in this table was provided by Royce as of March 31, 2006. The address for Royce is 1414 Avenue of the Americas, New York, NY 10019.
(5)	Includes 1,427,311 shares for which Wells Fargo & Company (“Wells Fargo”) maintains sole voting power and 1,396,101 shares for which Wells Fargo maintains sole dispositive power. Also includes 436,561 shares for which Wells Capital Management Incorporated (“Wells Capital”) maintains voting power, 1,367,961 shares for which Wells Capital maintains sole dispositive power, 942,950 shares for which Wells Fargo Funds Management, LLC (“Wells Funds”) maintains sole voting power and 28,140 shares for which Wells Funds maintains sole dispositive power. Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 13, 2006. The address for Wells Fargo is 420 Montgomery Street, San Francisco, CA 94104.
(6)	Includes 561,166 shares of Common Stock which would be issued on conversion of our notes. These securities are owned by various individuals and institutional investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 730,000 shares, and all of the notes), for which T. Rowe Price Associates, Inc. (“Price Associates”), serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates serves as investment advisor with power to direct investments and/or power to vote a total of 1,291,166 shares. Information disclosed in this table was provided by Price Associates as of July 31, 2006. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(7)	Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 13, 2006. The address for Lee Munder Investments, Ltd. is 200 Clarendon Street, T-28, Boston, MA 02116.
(8)	Consists of 775,945 shares of Common Stock which would be issued on conversion of our notes to the following beneficial owners of our notes, as follows: (a) 58,195 shares would be issued to Whitebox Intermarket Partners, L.P., (b) 48,496 shares would be issued to Guggenheim Portfolio Company XXXI, LLC, (c) 48,496 shares would be issued to Pandora Select Partners, LP, (d) 48,496 shares would be issued to Whitebox Diversified Convertible Arbitrage Partners LP, (e) 38,797 shares would be issued to HFR RVA Combined Master Trust Fund and (f) 533,462 shares would be issued to Whitebox Convertible Arbitrage Partners LP. Andrew Redleaf maintains voting and investment control over the notes held by these entities. Information disclosed in this table was provided by Whitebox Advisors, LLC as of August 7, 2006. The address for the Whitebox Advisors, LLC is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55413.
(9)	Consists of 761,834 shares of Common Stock which would be issued on conversion of our notes. Loomis Sayles & Company, L.P. (“Loomis”) is an investment advisor with power to direct investments and/or power to vote the securities. Clients of Loomis have the economic interest but no one client has such an interest relating to more than 5% of the class. Information disclosed in this table was provided by Loomis as of June 30, 2006. The address for Loomis is One Financial Center, Boston, MA 02111.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company’s Chief Executive Officer and the four highest paid executive officers as well as two additional individuals who would have been among the four highest paid executive officers but for the fact that they were not serving as executive officers at the end of fiscal 2006 (named executive officers):

SUMMARY COMPENSATION TABLE

							Long-Term Compensation				All Other Compen- sation(3)
	Year	Annual Compensation					Awards			Payouts
Name and Principal Position		Salary	Bonus		Other Annual Compen- sation(1)		Restricted Stock Awards(2)		Stock Options/ SARs	Long- Term Incentive Payouts
Edward J. Richardson Chairman of the Board, Chief Executive Officer and President	2006 2005 2004	$495,894 461,356 444,845	$	— — 120,660	$	— — —	$	— — —	— — —	$ — — —	$4,200 4,100 6,840

David J. DeNeve Senior Vice President and Chief Financial Officer	2006 2005 2004	235,577 — —		83,694 — —		— — —		— — —	30,000 — —	— — —	4,200 — —

Gregory J. Peloquin Executive Vice President and General Manager, RF, Wireless & Power Division	2006 2005 2004	217,884 199,615 180,001		88,894 69,629 78,973		— — —		— — —	7,073 6,855 —	— — —	4,200 1,423 4,142

Joseph C. Grill Senior Vice President, Human Resources	2006 2005 2004	206,416 190,877 183,543		63,011 60,535 70,918		— — —		— — —	7,500 6,975 —	— — —	4,200 4,100 6,840

Wendy S. Diddell Executive Vice President and General Manager, Security Systems Division	2006 2005 2004	199,515 177,173 —		69,201 62,222 —		— — —		— 71,247 —	6,803 25,000 —	— — —	4,200 4,100 —

Bruce W. Johnson(4) Employee and Former President and Chief Operating Officer	2006 2005 2004	446,097 415,048 399,392		138,744 — 153,066		— — —		— 105,200 129,000	12,500 12,500 —	— — —	4,200 4,100 6,840

Robert L. Prince(4) Executive Vice President, Worldwide Sales, Electron Device Group	2006 2005 2004	244,375 223,377 211,239		107,903 94,802 92,944		— — —		9,522 — —	22,500 7,125 —	— — —	4,200 4,100 6,840

(1)	While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus except as shown.
(2)	The restricted stock issued to Mr. Johnson vested at the date of grant; the restricted stock issued to Ms. Diddell vested one year after the date of grant; and the restricted stock issued to Mr. Prince vests in five equal annual installments. The number of shares and fair market value of unvested restricted stock as of June 3, 2006 held by Mr. Prince was 1,227 shares and $8,601, respectively, based on a closing price of $7.01 per share of the Company’s common stock on The NASDAQ Global Market on June 2, 2006, the last trading date before June 3, 2006. Holders of restricted stock are entitled to vote such shares and receive dividends.
(3)	These amounts represent the Company’s discretionary and 401(k) matching contributions to the Company’s profit sharing plan.
(4)	This person is included because he would have been among the four highest paid executive officers but for the fact that this person was not serving as an executive officer at the end of fiscal 2006.

Stock Option Awards

The following table summarizes options granted during fiscal year 2006 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted (1)(2)	% of Total Options Granted to Employees in FY06	Exercise or Base Price ($/sh)	Expiration Date	Fair Value at Grant Date(3)
Edward J. Richardson	—	—	$—	—	$—
David J. DeNeve	30,000	7.5%	7.990	6/20/2015	88,731
Gregory J. Peloquin	7,073	1.8%	8.350	10/19/2015	22,607
Joseph C. Grill	7,500	1.9%	8.350	10/19/2015	23,972
Wendy S. Diddell	6,803	1.7%	8.350	10/19/2015	21,744
Bruce W. Johnson	12,500	3.1%	8.350	10/19/2015	39,954
Robert L. Prince	7,500	1.9%	8.350	10/19/2015	23,972
Robert L. Prince	15,000	3.7%	7.760	8/30/2015	43,187

(1)	Options granted become exercisable in annual increments of 20%, beginning: October 19, 2006 for Mr. Johnson, Mr. Peloquin, Mr. Grill and Ms. Diddell; August 30, 2006 and October 19, 2006 for Mr. Prince; and June 20, 2006 for Mr. DeNeve.
(2)	Options granted under the option plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the optionee’s termination of employment with the Company, except under certain circumstances.
(3)	The fair value of the option at the grant date was calculated using the Black-Scholes option-pricing model, using the following assumptions: $.16 annual dividend per share, expected annual standard deviation of stock price of 43% and a risk-free interest rate of 4.0%.

The following table summarizes options exercised during fiscal year 2006 and presents the value of the unexercised options held by the named executive officers at fiscal year end:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

At June 3, 2006

Name	Options Exercised		Number of Unexercised Options held at Fiscal Year end		Value of Unexercised, In-the-money options at Fiscal Year end(1)
	Shares Acquired	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Richardson	—	$—	—	—	$—	$—
David J. DeNeve	—	—	—	30,000	—	—
Gregory J. Peloquin	—	—	44,371	15,557	2,160	—
Joseph C. Grill	—	—	23,975	15,870	520	—
Wendy S. Diddell	—	—	5,000	26,803	—	—
Bruce W. Johnson	—	—	167,500	27,500	2,800	—
Robert L. Prince	—	—	83,425	31,200	2,750	—

(1)	Represents the difference between $7.01 per share (the closing price of the Company’s common stock on June 2, 2006) and the exercise price of the options.

Employment Agreements

David J. DeNeve is employed as the Company’s Senior Vice President, Chief Financial Officer and Treasurer under an employment agreement dated June 20, 2005, pursuant to which he receives a base salary which is reviewed annually and a bonus of 50% of his base salary if performance goals established annually are met. The agreement provides for payment to Mr. DeNeve for twelve months of his salary and bonus for the year in which such termination occurs prorated and accrued to the date of termination of employment without cause. During his employment term and for one year after termination for any reason, Mr. DeNeve is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. DeNeve is employed on an at-will basis.

Wendy Diddell is employed as the Company’s Executive Vice President and General Manager, Security Systems Division under an employment agreement dated June 1, 2004, pursuant to which she receives a base salary which is reviewed annually and a bonus of 50% of her base salary if performance goals established annually are met. The agreement provides for payment to Ms. Diddell for twelve months of her salary and bonus for the year in which such termination occurs prorated and accrued to the date of termination of employment without cause. During her employment term and for one year after termination for any reason, Ms. Diddell is prohibited from competing against the Company. The agreement is for an indefinite term, during which Ms. Diddell is employed on an at-will basis.

Bruce W. Johnson retired as President on January 19, 2006 but continued with the Company as an employee and a member of the Company’s Board of Directors. On January 20, 2006, the Company and Mr. Johnson entered into an agreement which provides that Mr. Johnson will serve as President, Emeritus from January 20, 2006 until June 2, 2006 and as an employee of the Company from June 3, 2006 until June 2, 2007. Under the agreement, Mr. Johnson will continue to receive a base salary of $430,000. Mr. Johnson will receive a quarterly payment equal to the greater of: (i) $26,875 per quarter or (ii) the bonus he would have been eligible for under the terms of his prior employment agreement which had a target annual bonus of 50% of base salary, payable quarterly. From January 20, 2006 until June 2, 2006, Mr. Johnson continued to receive car allowance and vacation benefits, at which point such benefits ceased. The title to the car owned by the Company and used by Mr. Johnson transferred to Mr. Johnson on June 2, 2006.

Gregory J. Peloquin is employed as the Company’s Executive Vice President and General Manager of RF, Wireless & Power Division under an employment agreement dated October 21, 1999, pursuant to which he receives a base salary which is reviewed annually and a bonus of 50% of his base salary if performance goals established annually are met. The agreement provides for payment to Mr. Peloquin for six months of his salary and bonus for the year in which such termination occurs prorated and accrued to the date of termination of employment without cause. During his employment term and for one year after termination for any reason, Mr. Peloquin is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. Peloquin is employed on an at-will basis.

Robert L. Prince is employed as the Company’s Executive Vice President of Worldwide Sales Electron Device Group under an employment agreement dated June 6, 2000, pursuant to which he receives a base salary which is reviewed annually and a bonus of 50% of his base salary if performance goals established annually are met. The agreement provides for payment to Mr. Prince for one year equal to his salary and bonus for the 12-month period prior to termination in the event of termination of employment without cause or by Mr. Prince within 180 days after a sale to or merger into another company or change of control. During his employment term and for one year after termination for any reason, Mr. Prince is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. Prince is employed on an at-will basis.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2006 were Messrs. Bouyer, Hodes and Rubinovitz. The members of the Stock Option Committee during fiscal 2006 were Messrs. Bouyer and Rubinovitz. See “Related Party Transactions” below.

Related Party Transactions

Mr. Hodes is a partner in the law firm of Bryan Cave LLP, which firm provided legal services to the Company in fiscal 2005 and 2006 and continues to provide legal services to the Company in fiscal 2007. Mr. Hodes was a partner in the law firm of McGuire Woods Ross & Hardies, which firm provided legal services to the Company in fiscal 2002, 2003 and 2004.

Mr. Allen has been a management consultant to the Company and presently provides management consultant services to the Company. In fiscal 2006, he received payments of $14,000 from the Company. The Company expects to retain Mr. Allen as a management consultant in fiscal 2007.

On January 20, 2006, the Company appointed Arthur R. Buckland to serve as its President and Chief Operating Officer and as a member of the Board of Directors. The Company and Mr. Buckland entered into an employment agreement on March 1, 2006, which formalized the terms of Mr. Buckland’s employment with the Company. Under the terms of the employment agreement, Mr. Buckland received an annual base salary of $480,000 and was eligible to receive an annual bonus with a target bonus opportunity of 50% of base salary. Of this bonus, $120,000 was guaranteed for the first full 12 calendar months of his employment. Mr. Buckland was also granted an option to purchase 50,000 shares of common stock of the Company on January 20, 2006, which shares were to vest in three equal annual installments over three years; and he was provided with a car allowance in accordance with the Company’s auto plan. On April 4, 2006, Mr. Buckland resigned from the Company as President, Chief Operating Officer and Board Member. On May 9, 2006, the Company entered into a termination agreement with Mr. Buckland, which formalized the terms of Mr. Buckland’s departure from the Company.

On August 10, 2006, the Company entered into an agreement with Whitebox Advisors, LLC, and certain of its affiliates (collectively, the “Whitebox Parties”) (the “Whitebox Agreement”) to repurchase $8,000,000 in aggregate principal amount of the Company’s 8% Convertible Senior Subordinated Notes due 2011 (the “Notes”). Pursuant to the Whitebox Agreement, the Company will pay the sum of $8,840,000 for the $8,000,000 in aggregate principal amount of the Notes that are collectively owned by the Whitebox Parties. Also as part of the Whitebox Agreement, the Company agreed to pay the Whitebox Parties a fee of 2% of the aggregate principal amount of the Notes owned by the Whitebox Parties in exchange for a waiver of all breaches, defaults and events of default with respect to the Notes or any of the transaction documents related thereto, which may arise through the date of the sale of the Notes.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT,

STOCK PERFORMANCE GRAPH AND AUDIT COMMITTEE REPORT

The following pages contain a report issued by the Company’s Compensation and Stock Option Committees of the Board of Directors relating to executive compensation for fiscal 2006, a chart titled “Stock Performance Graph” and a report issued by the Audit Committee of the Board of Directors relating to its review of the Company’s financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Compensation and Stock Option Committee Report on Executive Compensation, the Stock Performance Graph and the Audit Committee Report are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT ON EXECUTIVE COMPENSATION

Traditionally, the Company’s executive officers’ compensation has been determined by the Company’s Chief Executive Officer due to the relatively small number of other executive officers and the personal knowledge of the relative performance and responsibilities of each executive officer of the Chief Executive Officer. Compensation for the Company’s executive officers, other than the Chief Executive Officer, for the fiscal year ended June 3, 2006 was established in this manner and was approved by the Compensation Committee, except for long-term incentive compensation in the form of stock option and restricted stock award grants which were established by the Stock Option Committee. The compensation for the Company’s Chief Executive Officer for fiscal 2006 was determined pursuant to a formula set by the Board of Directors in 1983, prior to the effective date of the SEC rules mandating disclosure of the basis for such compensation, at a fixed base salary adjusted annually on each June 1 for changes in the cost of living ($495,894 for fiscal 2006), and a bonus equal to 2% of the Company’s after tax profits. Mr. Richardson did not receive a bonus for fiscal year 2006. The Company expects that the Chief Executive Officer will continue to recommend compensation for the Company’s other executive officers for approval of the Compensation Committee of the Board of Directors who will set such compensation and that the Stock Option Committee will determine the granting of options and stock awards, and that the Chief Executive Officer’s compensation also will be set by the Compensation Committee.

Individual compensation of other executive officers has been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority, and work performance of the individual executive, the overall performance of the Company and the unit or area of responsibility of the executive, the strategic objectives and budget considerations of the Company and competitive industry practices. The relative weight given to each of these factors varies from individual to individual and from year to year. Increases in executive officers’ base salaries for the year ended June 3, 2006 ranged from 7% to 31%.

A significant portion of each executive officer’s compensation is in the form of a bonus (in fiscal 2006 it was budgeted to be 50% of base compensation depending on the executive) which is performance-related. Bonuses are designed to reward executives for achieving and exceeding Company performance goals and/or individual performance goals. Bonuses or portions thereof, in fiscal 2006, for certain executive officers were based upon targeted levels of the Company’s earnings. For bonuses or portions thereof based upon individual performance, the performance criteria or goals varied with each executive as set by the Compensation Committee with recommendation from the Chief Executive Officer after the executive’s annual review. For example, an executive responsible for a business unit may receive a bonus or a portion thereof based upon the business unit meeting its financial goals while an executive in charge of other functions may receive a bonus or portion thereof based upon his achieving individual performance objectives which are generally subjective, established specifically for him or her by the Compensation Committee with recommendation from the Chief Executive Officer. For the fiscal year ended June 3, 2006, such individual performance bonuses or portions thereof were paid at percentages of target, ranging from 50% to 100%. Financial measures (e.g. earnings per share, return on invested capital, gross margin) and targets for each executive officer are set at the beginning of the fiscal year by the Compensation Committee with recommendation from the Chief Executive Officer, although discretionary adjustments are possible should unforeseen events occur.

Salary levels, bonus criteria and performance objectives for the Company’s executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels for each year’s targeted overall Company and individual performance goals are determined following regular structured annual reviews of each executive officer conducted by the Chief Executive Officer. Target performance levels take into account historic patterns of Company performance and strategic objectives.

Individual stock option grants in fiscal 2006 were determined giving consideration to the factors discussed above, previous option grants, and to give the executive officers additional incentive to improve the overall performance of the Company. In fiscal 2006, 204,044 options were granted to executive officers, and an aggregate of 2,863 shares pursuant to restricted stock awards. All such options have an exercise price that is equal to 100% of the fair market value as defined in the applicable Incentive Compensation Plan of the Company’s Common Stock on the date of grant. The Chief Executive Officer does not participate in these plans.

In addition, all executive officers, including the Chief Executive Officer, participate in broad based benefits generally available to all U.S. employees of the Company, such as medical, dental, disability, life insurance, profit sharing (which includes a 401(k) feature), employees’ stock ownership and employees’ stock purchase plans.

The Omnibus Budget Reconciliation Act of 1993 (the “Act”) amended the Internal Revenue Code, Section 162(m), to limit deductibility for the Company for income tax purposes of compensation paid to the Chief Executive Officer and the four other highest paid executive officers to $1 million per year, per person, subject to certain exceptions. The Company does not currently have any executive exceeding that limitation. If at a future date it appears likely that such limitation may be exceeded, the Committee will consider recommending restructuring of executive compensation programs in light of the requirements of the Act and the regulations that may be promulgated thereunder to permit them to meet the exceptions to the limitation so such compensation may continue to be deductible.

Members of the Compensation Committee	Members of the Stock Option Committee

Jacques Bouyer	Jacques Bouyer
Scott Hodes	Samuel Rubinovitz (Chairman)
Samuel Rubinovitz (Chairman)

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company’s stockholders during the five-year period ended May 31, 2006, as well as a broad equity market index (Total Return Index for the NASDAQ Stock Market (U.S.)) and a published industry index (NASDAQ Electronic Components Stock Index). All three indices reflect the value of an investment of $100 made on May 31, 2001. The stock price performance shown below is not necessarily indicative of future stock price performance.

REPORT OF THE AUDIT COMMITTEE

Three non-employee Directors comprise the Audit Committee. Each Director is independent as defined in Rule 3200(a)(15) of the Rules of the NASD. The Board of Directors has adopted a written charter for the Audit Committee which was attached as Exhibit A to the Company’s Proxy Statement filed on September 7, 2004.

Pursuant to its written Charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and with the independent registered public accountants;

•	Discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards Board No. 61;

•	Received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accountants the accountants’ independence, and considered the compatibility of non-audit services provided to the Company by the accountants with their independence; and

•	Based on the review and discussion above, recommended to the Board of Directors (and the Board of Directors has accepted the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 3, 2006 for filing with the SEC.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not employees of the Company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Members of the Audit Committee

Samuel Rubinovitz

Harold L. Purkey

John R. Peterson (Chairman)

AUDIT FEES, AUDIT–RELATED FEES, TAX FEES, AND ALL OTHER FEES

The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by the Company’s principal accountant for the respective years.

	E&Y 2006	KPMG 2005
Audit Fees(1)	$2,326,271	$1,987,845
Audit-Related Fees	—	—
Tax Fees(2)	1,260,473	—
All Other Fees	—	—

Total	$3,586,744	$1,987,845

(1)	Audit Fees were for professional services rendered for the audits of the Company’s annual financial statements included in the Company’s Forms 10-K and 10-K/As, the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q and 10-Q/As, statutory audits for certain of its non-U.S. subsidiaries and for the audits of the Company’s internal controls over financial reporting.
(2)	Tax Fees were for transfer pricing, tax compliance, and tax consulting services.

Audit Fees are reviewed and specifically approved by the Audit Committee on an annual basis. On April 7, 2003, the Audit Committee established formal policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of and amount to be expended for auditor services by specific categories of services to be provided. In addition, services not anticipated in the budget (so long as they are permitted services) or which exceed the budgeted amount may be authorized by the Company’s Chief Financial Officer if $20,000 or less, and if more than

$20,000, with the approval of the Chairman of the Audit Committee and in each case with a submission and approval by the full Audit Committee at its next regularly quarterly scheduled meeting. Fees for such unanticipated services were 22% of the total fees paid to the Company’s principal accountant for fiscal year 2006.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

After the Company completed its fiscal year ended May 28, 2005, the Audit Committee of the Board of Directors determined that the Committee would issue a request for proposals regarding the engagement of an independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 3, 2006. The request for proposals was issued in July 2005 to several large, registered public accounting firms, including KPMG LLP (“KPMG”). On August 29, 2005, KPMG notified the Company that it declined to stand for re-election as the Company’s independent registered public accounting firm and that the client-auditor relationship between the Company and KPMG had ceased.

On August 29, 2005, the Company, with the approval of its Audit Committee, notified Ernst & Young LLP (“Ernst & Young”) of its selection.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended May 28, 2005 and May 29, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended May 28, 2005 and May 29, 2004 included separate paragraphs which stated the following:

“As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for certain inventories from the last-in, first-out method to the first-in, first-out method as of June 1, 2003”;

“As also discussed in Note A to the consolidated financial statements, the Company restated its net income (loss) per share calculation using a two-class method of calculation as required by EITF Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, which was effective for the fiscal periods beginning after March 31, 2004”;

“As discussed in Note B to the consolidated financial statements, the Company restated its consolidated financial statements as of and for the years ended May 28, 2005 and May 29, 2004 to correct errors discovered by the Company in the accounts of a subsidiary, RES S.r.l., and error related to the income tax valuation allowance, and certain other errors”; and

“As discussed in Note M to the consolidated financial statements, the Company restated certain geographic information included in Note M as of and for the years ended May 28, 2005 and May 29, 2004 to correct the errors discovered by the Company related to the geographic classification of one of its wholly owned subsidiaries and errors related to the composition of those assets comprising the long-lived assets of each of its geographic segments.”

KPMG’s audit reports on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of May 28, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of May 28, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria, and contains explanatory paragraphs that state:

1	Deficiencies in the Company’s Control Environment. The Company did not maintain effective company-level controls as defined in the Internal Control-Integrated Framework published by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Specifically:

•	The Company had inadequately trained finance, accounting, and tax personnel with a lack of appropriate expertise in U.S. generally accepted accounting principles. Accordingly, in certain circumstances, an effective secondary review of technical accounting matters was not performed.

•	The Company did not maintain proper segregation of duties between the access to cash, accounts receivable and inventory and the financial accounting responsibility for such assets, nor did the Company adopt appropriate policies to limit the authority of those personnel responsible for these duties.

•	The Company did not maintain adequate controls over end-user computing. Specifically, controls over the access, completeness, accuracy, validity, and review of certain spreadsheet information that supports the financial reporting process were either not designed appropriately or did not operate as designed.

These deficiencies resulted in a more than remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected, and contributed to the development of other material weaknesses described below.

2	Inadequate controls associated with the accounting for income taxes. The Company did not employ personnel with the appropriate level of skill and experience to prepare, document, and review its accounting for income taxes. This lack of skill and experience resulted in the Company’s inability to:

•	Execute procedures to periodically reassess the valuation of tax assets and liabilities;

•	Effectively perform and document a periodic evaluation of the reasonableness of assumptions with respect to the recoverability of recorded deferred tax assets and tax reserves;

•	Provide appropriate oversight to ensure that the risks and obligations with respect to the financial reporting effects of tax planning strategies were appropriately monitored and addressed;

•	Execute policies and procedures to ensure that the financial reporting and disclosure obligations related to tax contingencies were appropriately understood and considered; and

•	Maintain policies and procedures to ensure that the effects of deficiencies in the tax reporting process associated with value added taxes were properly reflected in the financial statements.

As a result of these deficiencies, material misstatements were identified in the Company’s deferred tax assets and liabilities, valuation allowance, and tax reserves.

3	Inadequate financial statement preparation and review procedures. The Company did not maintain adequate policies and procedures, or employ sufficiently experienced personnel, to ensure that accurate and reliable interim and annual consolidated financial statements were prepared and reviewed on a timely basis. Specifically, the Company did not have:

•	Effective reconciliation of significant balance sheet accounts;

•	Effective reconciliation of subsidiary accounts to consolidating financial information;

•	Sufficient skills and experience in the application of U.S. generally accepted accounting principles on the part of certain subsidiaries;

•	Policies and procedures relating to the origination and maintenance of contemporaneous documentation to support key accounting judgments made;

•	Effective review of presentation and disclosure requirements related to the financial statements;

•	Procedures to provide support for accounting entries submitted from the parent company and affiliates; and

•	Adequate policies and procedures related to the review and approval of accounting entries.

As a result of these deficiencies, misstatements were identified in the Company’s consolidated financial statements. These deficiencies in internal control over financial reporting resulted in a more than remote likelihood that a material misstatement of the Company’s interim or annual financial statements would not be prevented or detected.

4	Deficiency related to the application of accounting literature. The Company did not maintain adequate policies and procedures, or employ sufficiently experienced personnel, to ensure appropriate application of Financial Accounting Standards Board Statement No. (SFAS) 52, Foreign Currency Translation.

In connection with the audits of the two fiscal years ended May 28, 2005 and May 29, 2004, and the subsequent interim period through August 29, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

During the fiscal years ended May 28, 2005 and May 29, 2004, and the subsequent interim period through August 29, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following:

In Item 9A of the Company’s Annual Report on Form 10-K for the year ended May 28, 2005, as amended, management of the Company reported that it had assessed the effectiveness of the Company’s internal control over financial reporting as of May 28, 2005 and had identified material weaknesses in internal control as described in the bulleted paragraphs above. Such weaknesses resulted in an adverse opinion from KPMG on the effectiveness of the Company’s internal control over financial reporting as of May 28, 2005.

In Item 4 of the Company’s Quarterly Report on Form 10-Q for the three months ended February 26, 2005, as amended (fiscal 2005 third quarter), the Company disclosed that KPMG reported to management and to the Audit Committee on certain matters involving internal controls that they considered to be material weaknesses. As communicated by the Company’s independent auditors, these internal controls related to (i) inappropriate application of certain provisions of Financial Accounting Standards Board Statement No. 52, Foreign Currency Translation, affecting previously issued consolidated financial statements and (ii) the origination and maintenance of contemporaneous documentation of the factual support or key judgments made in connection with the execution of several legal documents that represented important accounting events. The misapplication affected reported currency translation in previously issued consolidated financial statements for fiscal years ending 2002 and 2003, the four quarters of fiscal 2004 and the first two quarters of fiscal 2005.

Also during the fiscal 2005 third quarter, the Company’s independent auditors reported to management and to the Audit Committee on certain matters involving internal controls regarding income taxes that they considered to be material weaknesses, including (i) lack of appropriate quarterly analysis of the valuation of deferred tax assets in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes, (ii) lack of consideration of Accounting Principle Board Opinion (APB) No. 23, Undistributed Earnings of Subsidiaries, and (iii) lack of appropriate quarterly analysis of tax liabilities.

In Item 9A of the Company’s Annual Report on Form 10-K for the year ended May 29, 2004, as amended, the Company disclosed that KPMG reported to management and to the Audit Committee on certain matters involving internal controls that they considered to be material weaknesses in the Company’s internal control over financial reporting. KPMG stated that none of the identified material weaknesses resulted in material inaccuracies in the Company’s financial results for the fiscal year ended May 29, 2004.

The identified material weaknesses relate to the need for (i) enhancement of formal policies and procedures, including standard reporting package and assignment of responsibilities, for international consolidation process to ensure timely and effective reporting of foreign subsidiaries financial information and consolidation; (ii) improved reconciliation process for the migration of financial information from local systems of foreign subsidiaries to the PeopleSoft system at headquarters; (iii) improved documentation of management review and reconciliation performance; and (iv) enhancement of documentation for policies and procedures, improved segregation of duties and audit trails for changes in information technology of the Company.

The subject matter of the material weaknesses described above was discussed by the Company’s management and the Audit Committee of the Board of Directors of the Company with KPMG at the time. In connection with the retention of Ernst & Young as the Company’s independent registered public accounting firm, the Company authorized KPMG to respond fully to the inquiries of Ernst & Young concerning these issues.

The Company has provided KPMG and Ernst & Young with a copy of the foregoing disclosures and each had an opportunity to furnish a letter to the Securities and Exchange Commission if it did not agree with the above statements.

PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee expects to engage Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 2, 2007.

Although the Audit Committee is not required to do so, it is submitting its expected selection of the Company’s independent registered public accountants for ratification at the Annual Meeting in order to ascertain the views of its stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 2, 2007.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended June 3, 2006, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2007 Annual Meeting of Stockholders submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 11, 2007. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at the Company’s 2007 Annual Meeting of Stockholders outside the process of SEC Rule 14a-8 after July 20, 2007 shall be considered untimely. If such a proposal is submitted after that date, the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

OTHER MATTERS

The Board of Directors know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K AND ITS CODE OF CONDUCT IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO:

LEGAL DEPARTMENT

RICHARDSON ELECTRONICS, LTD.

40W267 KESLINGER ROAD

P. O. BOX 393

LAFOX, IL 60147-0393

By order of the Board of Directors

EDWARD J. RICHARDSON

Chairman of the Board,

Chief Executive Officer and President

September 15, 2006

RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. Richardson and David J. Gilmartin as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on August 21, 2006, at the Annual Meeting of Stockholders to be held on October 17, 2006 or any adjournment thereof.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote all nominees listed below

Edward J. Richardson, Bruce W. Johnson, Arnold R. Allen, Jacques Bouyer,

Scott Hodes, Ad Ketelaars, John R. Peterson, Harold L. Purkey and Samuel Rubinovitz.

INSTRUCTION: To withhold authority to vote for any individual nominees write that nominee’s name in the space provided below.

____________________________________________________________________________

2.	PROPOSAL TO APPROVE ratification of the engagement of Ernst &Young LLP as the independent registered public accounting firm of Richardson Electronics, Ltd. for the fiscal year ending June 2, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued on other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED _____________________________, 2006

Signature

Signature if held jointly